Exhibit 10.1

Execution Version

NATURAL RESOURCE PARTNERS L.P.

NRP FINANCE CORPORATION

$105,000,000

9.125% Senior Notes due 2018

Purchase Agreement

October 9, 2014

Wells Fargo Securities, LLC

As Representative of the several Initial Purchasers

listed in Schedule I hereto

c/o Wells Fargo Securities, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Natural Resource Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), and NRP Finance Corporation, a corporation organized under the laws of Delaware (the “Co-Issuer” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $105,000,000 principal amount of their 9.125% Senior Notes due 2018 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated September 18, 2013, between the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuers have previously issued $300,000,000 in aggregate principal amount of their 9.125% Senior Notes due 2018 (the “Existing Notes”) under the Indenture on September 18, 2013. The Securities constitute Additional Notes (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the Disclosure Package and the Final Memorandum (as such terms are defined below), the Securities will have terms identical to the Existing Notes and will be treated as a single series of debt securities for all purposes under the Indenture.

The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will agree to file with the Commission (as defined below) (i) a registration statement under the Act (as defined below), relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities, and, in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective. The use of the neuter in this purchase agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”), is the general partner of NRP (GP) LP, a Delaware limited partnership (the “General Partner”), which in turn is the general partner of the Partnership. The Partnership owns its subsidiaries, other than the Co-Issuer and NRP Oil and Gas LLC, a Delaware limited liability company (“NRP Oil and Gas”), through a wholly owned operating company, NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”).

On October 6, 2014, NRP Oil and Gas entered into a definitive purchase and sale agreement to acquire certain non-operated working interests in oil and gas assets located in the Bakken/Three Forks play from an affiliate of Kaiser-Francis Oil Company in exchange for approximately $340.0 million in cash, subject to customary purchase price adjustments (the “Kaiser-Francis Acquisition”).

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated October 6, 2014 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated October 9, 2014 (as amended or supplemented at the Execution Time (as defined below), including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. Each of the Issuers hereby confirms that they have authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) subsequent to the Execution Time that is incorporated by reference therein.

This Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

1. Representations and Warranties. The Issuers jointly and severally represent and warrant to, and agree with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Issuers, their Affiliates (as defined below), or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has, directly or indirectly, made offers or sales of any security or solicited offers to buy any security under circumstances that would require the registration of the Securities under the Act.

(d) None of the Issuers, their Affiliates, or any person acting on their behalf has (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D (as defined below)) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S (as defined below)) with respect to the Securities; and each of the Issuers, their Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Subject to compliance by the Initial Purchasers with the representations, warranties and covenants set forth in Section 4 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) Neither Issuer is required and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, neither Issuer will be required, to register as an “investment company” as defined in the Investment Company Act (as defined below).

(h) The Issuers have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers (except as described in the Preliminary Memorandum).

(i) The Issuers have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(j) Each of the Managing General Partner, the General Partner, the Partnership, the Co-Issuer, NRP Oil and Gas, the Operating Company and their respective subsidiaries listed on Annex A hereto (collectively, the “Partnership Group,” and the subsidiaries listed on Annex A hereto, the “Operating Subsidiaries”) has been duly formed or incorporated, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, with all limited liability company, corporate or limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is party, as described in each of the Disclosure Package and the Final Memorandum, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Disclosure Package and the Final Memorandum. Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”).

(l) Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and RCM LLC owns such membership interests free and clear of all Liens.

(m) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended or restated to date (the “General Partner Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all Liens.

(n) Other than (i) the Partnership’s ownership of 100% of the outstanding capital stock of the Co-Issuer and a 100% membership interest in each of NRP Oil and Gas and the Operating Company, (ii) the Operating Company’s ownership of a direct or indirect 100% membership interest in each of the Operating Subsidiaries and a 51.0% member interest in BRP LLC, a Delaware limited liability company (“BRP”), (iii) BRP’s ownership of a 100% membership interest in CoVal Leasing Company, LLC, and (iv) the ownership of a 49% membership interest in OCI Wyoming LLC, a Delaware limited liability company (“OCI LLC”), by NRP Trona LLC, a Delaware limited liability company, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) All of the partnership interests of the Partnership have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise set forth in the Disclosure Package and the Final Memorandum).

(p) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Description of Other Indebtedness,” “Description of Notes,” and “Certain United States Federal Income and Estate Tax Considerations” fairly summarize in all material respects the matters described therein.

(q) (i) This Agreement has been duly authorized, executed and delivered by the Issuers; (ii) the Indenture has been duly authorized, executed and delivered by the Issuers and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid, binding instrument enforceable against the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to (A) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing) (the exceptions described in clauses (A) and (B) of the immediately preceding parenthetical provision being referred to herein as the “Enforceability Exceptions”); (iii) the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of and be in the form contemplated by the Indenture (subject, as to the enforcement of remedies, to the Enforceability Exceptions); (iv) the Exchange Securities have been duly authorized, and, when executed, authenticated and delivered in accordance with the provisions of the Indenture and as contemplated by the Registration Rights Agreement, will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of and be in the form contemplated by the Indenture (subject, as to the enforcement of remedies, to the Enforceability Exceptions); and (v) the Registration Rights Agreement has been duly authorized by the Issuers and shall be executed and delivered by the Issuers on the Closing Date and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, will constitute a legal, valid, binding instrument enforceable against the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions).

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery and performance by the Issuers of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities by the Issuers, and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except (i) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold or (ii) with respect to the Exchange Securities and the Indenture, such as will be made or obtained under the Act and the Trust Indenture Act (as defined below).

(s) None of the execution and delivery by the Issuers of the Transaction Documents to which it is a party, the issuance and sale of the Securities, or the consummation of any other of the transactions contemplated herein, or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Partnership or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its subsidiaries or any of its or their properties.

(t) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries and, to the Issuers’ knowledge, of OCI Wyoming Co., a Delaware corporation (“OCI Co”), OCI LLC and their consolidated subsidiaries, included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary—Summary Historical Financial and Other Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or any subsidiaries of the Partnership or its or their property is pending or, to the knowledge of the Issuers, threatened that (i) could reasonably be expected to have a material adverse effect on the Partnership’s or the Co-Issuer’s performance of its obligations under this Agreement, the Indenture or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(v) The Operating Company and the Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Final Memorandum, free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Final Memorandum or (ii) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Disclosure Package and the Final Memorandum; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Memorandum.

(w) No member of the Partnership Group is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of the Issuers to perform their obligations under this Agreement. To the knowledge of the Issuers, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(x) Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board.

(y) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(z) Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC, has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(aa) No dispute with the employees of any member of the Partnership Group exists or, to the knowledge of the Issuers, is threatened or imminent and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group that would be reasonably likely to have a Material Adverse Effect.

(bb) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except pursuant to the Operating Company’s term loan facility, revolving credit facility and existing senior notes, pursuant to NRP Oil and Gas’ revolving credit facility and as described in or contemplated in the Disclosure Package or the Final Memorandum.

(cc) Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC, maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated, except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect. No member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC, has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC, is in compliance with the terms of such policies and instruments in all material respects except, with respect to OCI LLC, such as would not have, individually or in the aggregate a Material Adverse Effect; and there are no material claims by any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect.

(dd) Each member of the Partnership Group has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, subject to such qualifications as may be set forth in the Disclosure Package and the Final Memorandum and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Memorandum and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s internal controls over financial reporting are effective and the Partnership is not aware of any material weakness in its internal control over financial reporting.

(ff) (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(gg) Except as described in the Disclosure Package and the Final Memorandum, each of the entities comprising the Partnership Group and, to the knowledge of the Partnership, OCI LLC, (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(hh) No member of the Partnership Group or any ERISA Affiliate (as defined below) has, or is reasonably expected to incur, any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA). “ERISA Affiliates” means the General Partner and each of its subsidiaries.

(ii) The operations of each member of the Partnership Group and, to the knowledge of the Issuers at the Execution Time, OCI LLC are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or, to the knowledge of the Issuers at the Execution Time, OCI LLC with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers, threatened.

(jj) No member of the Partnership Group nor, to the knowledge of the Issuers, OCI LLC or any director, officer, agent or employee of any member of the Partnership Group (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union or the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(kk) Except as has been disclosed to the Initial Purchasers or is not material to the analysis under any Sanctions, no member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ll) There is and has been no failure on the part of the Partnership and any of the Managing General Partner’s directors or officers, acting on behalf of the Partnership, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(mm) No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LLC or any director, officer, agent or employee of any member of the Partnership Group is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K Bribery Act 2010, each as may be amended, or the rules or regulations thereunder; and each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC, have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or the rules and regulations thereunder.

(nn) All information related to the coal reserves of the Partnership Group (including, without limitation, information related to (x) proven, probable and total recoverable coal reserves in the aggregate and by region and mining complex location, (y) underground and surface coal reserves, and (z) sulfur quality (including with respect to compliance coal), typical quality and type of coal) (the “Coal Reserve Information”) included in the Disclosure Package as of the Execution Time and the Final Memorandum as of its date and the Closing Date, was and is accurate in all material respects as of the date with respect to which such information was given. The Coal Reserve Information has been calculated in accordance with standard mining or reserve engineering procedures, as applicable, used in the coal industry and applicable government reporting requirements and applicable law. All information underlying the estimates of oil, natural gas and natural gas liquids reserves attributable to the properties to be acquired by the Partnership in the Kaiser-Francis Acquisition and has been supplied and prepared in accordance with industry standards and the estimates of such reserves (the “Oil and Gas Reserve Information”) included in the Disclosure Package as of the Execution Time and the Final Memorandum as of its date and the Closing Date, was and is accurate in all material respects as of the date with respect to which such information was given. All assumptions used in the calculation of the Coal Reserve Information and the Oil and Gas Reserve Information were reasonable in all material respects when made. Netherland, Sewell & Associates, Inc., which prepared an oversight review letter with respect to the estimates prepared by Kaiser-Francis Oil Company of the proved reserves of the Kaiser-Francis Acquisition, was, as of the date of such letter, and is, as of the date hereof, an independent petroleum engineer with respect to each of the members of the Partnership Group.

(oo) Any certificate signed by any officer of the Managing General Partner and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.75% of the principal amount thereof, plus accrued interest thereon from October 1, 2014 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 17, 2014, or at such time on such later date not more than three Business Days (as defined below) after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof by wire transfer payable in same-day funds to the account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company for the account of the Initial Purchasers, unless the Representative shall otherwise instruct. Any global note will be made available for inspection by the Representative not later than 10:00 a.m., New York City time, on the Business Day prior to the Closing Date.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A) hereof, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S; and

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) hereof), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

5. Agreements. The Issuers agree with each Initial Purchaser that:

(a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(d) hereof, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Issuers will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Issuers will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representative.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c) hereof, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representative, the Issuers have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Representative of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Issuers will not, and will not permit any of their Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Partnership, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Issuers will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(n) Other than the $20.0 million principal amount of contemporaneously issued notes of the same series, the Issuers will not for a period of 60 days following the Execution Time, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any person in privity with the Issuers, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by either of the Issuers (other than the Securities and the Exchange Securities).

(o) The Issuers will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of either the Partnership or the Co-Issuer to facilitate the sale or resale of the Securities.

(p) The Partnership will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Partnership is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Partnership as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its shareholders).

(q) The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Registration Rights Agreement and the issuance of the Securities, the Exchange Securities and the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities or the Exchange Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of the Transaction Documents, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities or Exchange Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Issuers in connection with presentations to prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuers contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a) The Issuers shall have requested and caused (i) Vinson & Elkins LLP, counsel for the Issuers, to furnish to the Representative its opinion and negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex B hereto and (ii) Kathryn S. Wilson, general counsel for the Issuers, to furnish to the Representative her opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C hereto.

(b) The Representative shall have received from Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion and negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Managing General Partner shall have furnished to the Representative a certificate of the Managing General Partner, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Managing General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Issuers in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, the Issuers shall have requested and caused Ernst & Young LLP to furnish to the Representative a “comfort letter,” dated as of the Execution Time, and a bring down comfort letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Partnership and its consolidated subsidiaries contained in or incorporated by reference in the Disclosure Package and Final Memorandum, including any amendment or supplement thereto as of the date of the applicable letter.

All references in this Section 6(d) to the Preliminary Memorandum and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(e) At the time of execution of this Agreement, the Initial Purchasers shall have received from the Partnership a copy of an oversight review letter from Netherland, Sewell & Associates, Inc., independent petroleum engineers, prepared on behalf of the Partnership, with respect to the estimates prepared by Kaiser-Francis Oil Company of the proved reserves of the Kaiser-Francis Acquisition.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Prior to the Closing Date, the Issuers shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) At the Closing Date, the Issuers and the Trustee shall have entered into the Indenture and the Representative shall have received an executed copy thereof.

(j) At the Closing Date, the Issuers and the Representative shall have entered into the Registration Rights Agreement and the Representative shall have received an executed copy thereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Andrews Kurth LLP, counsel for the Initial Purchasers, at 600 Travis Street, Suite 4200, Houston, Texas, 77002 on the Closing Date.

7. Reimbursement of Expenses. Subject to Section 5(q) hereof, if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers severally through Wells Fargo on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the

Preliminary Memorandum, the Final Memorandum, any Issuer Written Information (as defined below) or any other written information used by or on behalf of the Issuers in connection with the offer or sale of the Securities or any contemporaneously issued notes of the same series, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth under the heading “Plan of Distribution” in the second and third sentences of the sixth paragraph and the seventh paragraph in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of not more than one such counsel (plus separate local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchasers on the other from the offering of the Securities and any contemporaneously issued notes of the same series; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act and each officer and director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 9 the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (b) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed (with the receipt of any such fax to be confirmed by telephone) to the Representative at Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: High Yield Syndicate, fax no. (704) 410-4874 (with such fax to be confirmed by telephone to (704) 383-0550); or, if sent to the Partnership, will be mailed, delivered or telefaxed to Kathryn S. Wilson, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713) 751-7563).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuers agree that any suit, action or proceeding against the Issuers brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or U.S. federal court in The City of New York and County of New York, and waives any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuers and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuers on related or other matters). The Issuers agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

19. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

20. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Wells Fargo” shall mean Wells Fargo Securities, LLC.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the several Initial Purchasers.

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.

By: NRP (GP) LP, its general partner

By: GP Natural Resource Partners LLC, its general partner

	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President, General Counsel and Secretary

NRP FINANCE CORPORATION

By:	/s/ Kathryn S. Wilson
Name:	Kathryn S. Wilson
Title:	Vice President, General Counsel and Secretary

Signature Page to Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

WELLS FARGO SECURITIES, LLC

By:	/s/ Todd Schanzlin
	Name:	Todd Schanzlin
	Title:	Managing Director

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$44,146,000
Citigroup Global Markets Inc.	39,210,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,738,000
BBVA Securities Inc.	4,738,000
Comerica Securities, Inc.	4,738,000
The Huntington Investment Company	4,738,000
Mitsubishi UFJ Securities (USA), Inc.	2,692,000

Total	$105,000,000

SCHEDULE II

[See attached]

ANNEX A

Entity	State of Formation
GP Natural Resource Partners LLC	Delaware
NRP (GP) LP	Delaware
Natural Resource Partners L.P.	Delaware
NRP (Operating) LLC	Delaware
NRP Oil and Gas LLC	Delaware
NRP Finance Corporation	Delaware
BRP LLC	Delaware
CoVal Leasing Company, LLC	Delaware
WPP LLC	Delaware
ACIN LLC	Delaware
WBRD LLC	Delaware
HOD LLC	Delaware
Shepard Boone Coal Company LLC	Delaware
Gatling Mineral, LLC	Delaware
Independence Land Company, LLC	Delaware
Williamson Transport, LLC	Delaware
Little River Transport, LLC	Delaware
Rivervista Mining, LLC	Delaware
Deepwater Transportation, LLC	Delaware
NRP Trona LLC	Delaware
VantaCore Partners LP	Delaware
Winn Marine, LLC	Delaware
McIntosh Construction Company, LLC	Delaware
McAsphalt, LLC	Delaware
Southern Aggregates, LLC	Delaware
Winn Materials of Kentucky LLC	Delaware
Laurel Aggregates of Delaware, LLC	Delaware
Utica Resources LLC	Delaware
Laurel Aggregates Terminal Services of Delaware, LLC	Delaware
Laurel Aggregates of PA (Delaware), LLC	Delaware
Winn Materials, LLC	Delaware

ANNEX B

LEGAL OPINION OF VINSON & ELKINS LLP

WELLS FARGO SECURITIES, LLC

As representatives of the

several Initial Purchasers named

in Schedule I to the

Purchase Agreement

c/o WELLS FARGO SECURITIES, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

This letter is provided to you pursuant to Section 6(a)(i) of the Purchase Agreement, dated October 9, 2014 (the “Purchase Agreement”), by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and NRP Finance Corporation, a Delaware corporation (the “Co-Issuer,” and together with the Partnership, the “Issuers”), and Wells Fargo Securities, LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), pursuant to which the Issuers have agreed to issue and sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Issuers, $105,000,000 in aggregate principal amount of 9.125% Senior Notes due 2018 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated September 18, 2013, between the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuers have previously issued $300,000,000 in aggregate principal amount of their 9.125% Senior Notes due 2018 under the Indenture on September 18, 2013. Any capitalized term used in this letter and not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

We have acted as counsel to the Issuers in connection with the offer and sale by the Issuers of the Securities. In connection with the matters set forth below, we have examined and relied upon the following:

(i) executed originals or counterparts of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Managing General Partner LLC Agreement, the General Partner Partnership Agreement, the Partnership Agreement, the bylaws of the Co-Issuer, the Operating Company LLC Agreement, the Operating Subsidiaries’ LLC Agreements and the NRP Oil and Gas LLC Agreement;

(ii) copies of the Certificates of Limited Partnership of the Partnership and the General Partner, as filed with the Secretary of State of the State of Delaware;

(iii) a copy of the Certificate of Formation of the Managing General Partner, as filed with the Secretary of State of the State of Delaware;

(iv) a copy of the Certificate of Incorporation of the Co-Issuer, as filed with the Secretary of State of the State of Delaware;

(v) a copy of the Certificate of Formation of each of the Operating Company, the Operating Subsidiaries and NRP Oil and Gas, as filed with the Secretary of State of the State of Delaware;

(vi) copies of resolutions of the Board of Directors of the Co-Issuer, the Board of Directors of the Managing General Partner and the pricing committee of the Managing General Partner;

(vii) copies of letters or certificates of recent dates received by us from public officials in the State of Delaware as to the due formation or organization and valid existence and good standing of the members of the Partnership Group;

(viii) reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming the Managing General Partner, the General Partner, the Partnership, the Co-Issuer, the Operating Company, Adena Minerals LLC (“Adena Minerals”), Western Pocahontas Properties Limited Partnership (“WPP”), Great Northern Properties Limited Partnership (“Great Northern”) or Robertson Coal Management LLC (“RCM”) as debtor;

(ix) the preliminary offering memorandum, dated October 6, 2014 (the “Preliminary Memorandum”);

(x) the pricing supplement to the Preliminary Memorandum, dated October 9, 2014 (the “Pricing Supplement,” and together with the Preliminary Memorandum, the “Disclosure Package”);

(xi) the offering memorandum, dated October 9, 2014 (the “Final Memorandum”);

(xii) the Indenture, including the form of global note attached thereto;

(xiii) the Registration Rights Agreement; and

(xiv) such other certificates, documents, records and statutes as we have deemed necessary or advisable for purposes of the statements expressed below.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(a) Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement (without regard to the representation found in Section 1(f) of the Purchase Agreement), prior to commencement of the Exchange Offer, no registration under the Act of the offering of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Issuers to the Initial Purchasers or the initial resale by the Initial Purchasers of the Securities in the manner contemplated by the Purchase Agreement, in the Disclosure Package and in the Final Memorandum.

(b) Neither the Partnership nor the Co-Issuer is, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Final Memorandum, will be, an “investment company” as defined in the Investment Company Act.

(c) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers.

(d) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered, and (assuming due authorization, execution and delivery of the Indenture by the Trustee) constitutes a legal, valid and binding instrument enforceable against each of the Issuers in accordance with its terms (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing); the Securities and the Exchange Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and, with respect to the Securities, delivered to and paid for by the Initial Purchasers under the Purchase Agreement, and with respect to the Exchange Securities, delivered in exchange for a like principal amount of Securities pursuant to an exchange offer conducted in accordance with the Indenture and the Registration Rights Agreement, will constitute legal, valid, binding and enforceable obligations of each of the Issuers entitled to the benefits of the Indenture (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing).

(e) Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case as described in the Disclosure Package and the Final Memorandum and, in the case of the Partnership, to perform its obligations under the Purchase Agreement, Indenture, Registration Rights Agreement, Securities and Exchange Securities.

(f) The Co-Issuer has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (“DGCL”) with all necessary corporate power and authority to conduct its business as described in the Disclosure Package and the Final Memorandum and to perform its obligations under the Purchase Agreement, Indenture, Registration Rights Agreement, Securities and Exchange Securities.

(g) The Partnership owns 100% of the outstanding common stock of the Co-Issuer; such common stock has been duly authorized and validly issued in accordance with the Co-Issuer’s certificate of incorporation and bylaws and is fully paid and nonassessable and the Partnership owns such common stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to us, without independent investigation, other than those created or arising under the DGCL.

(h) Each of the Managing General Partner, the Operating Company, the Operating Subsidiaries and NRP Oil and Gas has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and, in the case of the Managing General Partner, to act as a general partner of the General Partner, in all material respects as described in the Disclosure Package and the Final Memorandum.

(i) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

(j) RCM owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and RCM owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to us, without independent investigation, other than those created or arising under the Delaware LLC Act.

(k) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

(l) Adena Minerals, WPP and Great Northern own all of the limited partner interests in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Adena Minerals, WPP and Great Northern own such limited partner interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Adena Minerals, WPP or Great Northern, respectively, as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

(m) The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Facility.

(n) The Partnership has all requisite limited partnership power and authority, and the Co-Issuer has all requisite corporate power and authority, to issue, sell and deliver the Securities and Exchange Securities in accordance with and upon the terms and conditions set forth in the Purchase Agreement, the Partnership Agreement, the bylaws of the Co-Issuer, the Disclosure Package and the Final Memorandum. All limited partnership and corporate action, as the case may be, required to be taken by the Partnership or the Co-Issuer or any of their partners or shareholders pursuant to the Delaware LP Act or the DGCL, respectively, for the authorization, issuance, sale and delivery by the Partnership and the Co-Issuer of the Securities and Exchange Securities has been validly taken.

(o) None of the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture, the issuance, sale and delivery of the Securities on the Closing Date, the issuance, sale and delivery of the Exchange Securities pursuant to the Registration Rights Agreement and the Indenture or the consummation of any other transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities or the Exchange Securities, or the fulfillment of the terms thereof, conflict with, result in a breach or violation or imposition of any lien, charge, or encumbrance upon any property or asset of the Partnership or any of its subsidiaries pursuant to (i) the charter or bylaws or comparable constituting documents of the Partnership and its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition covenant or instrument which is filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Quarterly Report for the fiscal quarter ended June 30, 2014, and any Current Report on Form 8-K filed subsequent to the latest filed Form 10-K to which the Partnership or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) the Delaware LP Act, the DGCL, federal law or the laws of the State of New York or any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental body, agency or court having jurisdiction over the Partnership or Co-Issuer or any of its or their properties or assets in a proceeding to which any of its or their respective property is a party, excluding in the case of clauses (ii) and (iii) any such breach or violation or imposition of a lien, charge or encumbrance that would, individually or in the aggregate, have a Material Adverse Effect on the Issuers, taken as a whole, and, in the case of clause (iii), excluding with respect to any federal or state securities laws, blue sky laws, federal or state antifraud laws, rules or regulations.

(p) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the DGCL, federal law or the laws of the State of New York is required in connection with the transactions contemplated in the Purchase Agreement, the Indenture, the Securities, the Exchange Securities or the Registration Rights Agreement, except for such consents (i) required under federal or state securities laws or blue sky laws, as to which we do not express any opinion, or (ii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The statements in the Disclosure Package and the Final Memorandum under the captions “Description of Notes,” insofar as they constitute descriptions of agreements, constitute accurate summaries of the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, constitute accurate summaries of the portions of the statutes and regulations addressed thereby; the Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Memorandum; and the statements in the Disclosure Package and the Final Memorandum under the heading “Certain United States Federal Income and Estate Tax Considerations” and “Certain ERISA Considerations”, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal concussions with respect thereto, constitute accurate summaries of the materials described therein in all material respects.

(r) The Partnership Agreement has been duly authorized and validly executed by the General Partner, and is a valid and legally binding agreement, enforceable against the General Partner and the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

In rendering the statements expressed herein, we have:

(A) relied, without independent investigation or verification, with respect to matters of fact upon the representations of the Partnership contained in the Purchase Agreement, certificates of officers and employees of the Partnership Group and upon information obtained from public officials;

(B) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine; and

(C) assumed that each certificate from government officials reviewed by us is accurate.

Our opinions expressed above are limited to federal laws of the United States, the DGCL, the Delaware LP Act, the Delaware LLC Act and the laws of the State of New York.

With respect to the opinions expressed in paragraphs (c) and (k) through (o) above, we have relied on reports, dated as of recent dates, prepared by [CT Corporation], purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware, naming the Managing General Partner, the General Partner, the Partnership, the Operating Company, Adena Minerals, WPP, Great Northern or RCM, or any of them, as debtors.

We have not expressed any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any member of the Partnership Group may be subject.

In addition, we have participated in conferences with officers and other representatives of the Partnership Group, the independent public accountants of the Partnership and your representatives, at which the contents of the Preliminary Memorandum, the Disclosure Package and the Final Memorandum and related matters were discussed, and although we have not independently verified, are not passing on, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum (except to the extent specified in paragraph (q) of the foregoing opinions), based on the foregoing, no facts have come to our attention that lead us to believe that the Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein or omitted therefrom and (iii) the information pertaining to coal or hydrocarbon reserves included therein, as to which we express no opinion), as of the Execution Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Memorandum (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein or omitted therefrom and (iii) information pertaining to coal or hydrocarbon reserves included therein, as to which we express no opinion), as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Trustee may rely upon our opinions in paragraphs (d), (e) and (f) above as if this letter had been addressed to it. Otherwise, the opinions expressed and the statements made herein are solely for the benefit of the Initial Purchasers in connection with the closing of the offering of the Securities scheduled to occur today and may not be relied upon by any other person or by the Initial Purchasers for any other purpose without prior written consent. This letter and the opinions expressed and the statements made herein may not be used or relied upon by the Initial Purchasers for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter or the opinions expressed or the statements made herein.

Very truly yours,

ANNEX C

LEGAL OPINION OF KATHRYN S. WILSON

WELLS FARGO SECURITIES, LLC

As representative of the

several Initial Purchasers named

in Schedule I to the

Purchase Agreement

c/o WELLS FARGO SECURITIES, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of GP Natural Resource Partners LLC, a Delaware limited liability company, the general partner of NRP (GP) LP, a Delaware limited partnership, the general partner of Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”). I am furnishing this letter to you pursuant to Section 6(a)(ii) of the Purchase Agreement, dated October 9, 2014 (the “Purchase Agreement”), by and among the Partnership, NRP Finance Corporation, a Delaware corporation (the “Co-Issuer,” and together with the Partnership, the “Issuers”), and Wells Fargo Securities, LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), pursuant to which the Issuers have agreed to issue and sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Issuers, $105,000,000 in aggregate principal amount of 9.125% Senior Notes due 2018 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated September 18, 2013, between the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuers have previously issued $300,000,000 in aggregate principal amount of their 9.125% Senior Notes due 2018 under the Indenture on September 18, 2013. Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

In connection with the opinions and statements set forth below, I or members of my staff or others under my supervision have examined and relied upon the following:

(i) executed originals or counterparts of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Managing General Partner LLC Agreement, the General Partner Partnership Agreement, the Partnership Agreement, the bylaws of the Co-Issuer, the Operating Company LLC Agreement, the Operating Subsidiaries LLC Agreements;

(ii) copies of letters or certificates of recent dates received by me from public officials in those jurisdictions for each member of the Partnership Group, as set forth in Annex I attached hereto, as to the due qualification to do business as a foreign entity and good standing;

(iii) the preliminary offering memorandum, dated October 6, 2014 (the “Preliminary Memorandum”);

(iv) the pricing supplement to the Preliminary Memorandum, dated October 9, 2014, the (“Pricing Supplement,” and together with the Preliminary Memorandum, the “Disclosure Package”);

(v) the offering memorandum, dated October 9, 2014 (the “Final Memorandum”);

(vi) such other documents and records as I have deemed necessary or advisable for purposes of the opinions expressed and statements set forth below.

Also, in connection with this letter, I, or other attorneys under my supervision, have (i) investigated such questions of law, (ii) examined such corporate documents and records of certain members of the Partnership Group and certificates of public officials, and (iii) received such information from officers and representatives of certain members of the Partnership Group and made such investigations as I, or other attorneys under my supervision, have deemed necessary or appropriate for the purposes of this letter. Except as otherwise expressly stated below, I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

Based on the foregoing and subject to the qualifications and limitations set forth herein, I am of the opinion that:

(a) Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(b) To my knowledge, (i) there are no legal or governmental proceedings pending or threatened against any member of the Partnership Group or to which any member of the Partnership Group is a party or to which any of their respective properties is subject that are required to be described in the Final Memorandum but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure Package or the Final Memorandum that are not described but are required to be described in the Partnership’s periodic reports.

C-2

In rendering the opinions expressed and statements set forth herein, I have:

(A) relied, without independent investigation or verification, in respect of matters of fact upon certificates of officers and employees of the Partnership Group and upon information obtained from public officials; and

(B) assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by me are genuine.

I am licensed to practice law in the State of Texas, and the opinions set forth herein are limited to matters governed by the laws of the State of Texas, applicable federal law, the Delaware LP Act, the Delaware General Corporation Law and the Delaware LLC Act, in each case as currently in effect, and I express no opinion as to the law of any other jurisdiction. I do not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the members of the Partnership Group may be subject.

Qualification of any statement or opinion herein by use of the words “to my knowledge” means that no information has come to my attention, or to the attention of attorneys reporting to me, that would give me or such attorneys actual knowledge of facts contrary to the existence or absence of facts or matters indicated.

This letter is furnished to you solely for the benefit of the Initial Purchasers pursuant to Section 6(a)(ii) of the Purchase Agreement. This letter and the opinions expressed and statements made herein may not be used or relied upon by the Initial Purchasers for any other purpose and may not be used or relied upon for any purpose by any other person or entity, without my prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without my prior written consent. This letter speaks as of its date, and I undertake no (and hereby disclaim any) obligation to update this letter or the opinions expressed or the statements made herein.

Very truly yours,

C-3